SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 8, 2003



       Delaware                               Golden Spirit Minerals Ltd.

       (State or other jurisdiction of       (Exact name of registrant as
        incorporation or organization)         specified in its charter)


                                   52-2132622
                      (I.R.S. Employer Identification No.)


 1288 Alberni Street, Suite 806, Vancouver, British Columbia, Canada   V6E 4N5
(Address of principal executive offices)                            ( Zip Code)

                                 (604) 664-0484
              (Registrant's telephone number, including area code)

                              2U Online.com, Inc.
         (Former name or former address, if changed since last report)

=====================================


 ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On September 23, 2003, the Registrant held a Special Meeting whereby the Board of Directors, by unanimous consent, adopted, effective at the opening of business, October 8, 2003, the following amendments to its Articles of
Incorporation:

Name Change.   The Registrant announces that a majority of the shares entitled to vote on such matters, approved the change of Registrant's name from 2U Online.com, Inc. to "Golden Spirit Minerals Ltd." in accordance with Section 242 of the General Corporation Law of Delaware. On October 2, 2003 the Registrant filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Delaware changing its name to Golden Spirit Minerals Ltd..

Forward Stock Split. The Registrant's authorized common capital stock consists of 100,000,000 shares of common stock with $0.0001 par value per share, of which 13,584,763 were issued and outstanding. On September 23, 2003, the Board of Directors declared a Three for One forward stock split of all the Registrant's outstanding common stock in accordance with the provisions of Section 242 of the General Corporation Law of Delaware, without any change in par value for the shares of common stock. The Registrant's capitalization of 100,000,000 shares with a par value of $0.0001 per share remains the same after the split as it was before the split. Shareholder approval required to effect the forward stock split was obtained pursuant to Section 222 of the General Corporation Law of the State of Delaware and on October 2, 2003 the Registrant filed a Certificate with the Secretary of State of Delaware authorizing the Three for One forward stock split.

Change of Symbol and CUSIP Number. Commensurate with the name change and forward stock split, Registrant also took the necessary steps to change its symbol and CUSIP Number. Therefore, the Registrant's CUSIP Number has changed from 9021014 20 7 to 3811194 10 9. Effective on the open of business on October 8, 2003, being 6:30 A.M. EST, the Registrant's symbol will change from TOUO to "GSPM".



ITEM 7.  EXHIBITS.

(c)  Exhibits

Exhibit No.     Description
-----------     -----------
None



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned, thereunto duly authorized.

 Golden Spirit Minerals Ltd.
  By:     /s/ R. Klein
--------------------------
Robert Klein, President


Date:  October 8, 2003











































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